UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 22, 2020

ADT Inc.

(Exact name of Registrant as specified in its charter)

Delaware	001-38352	47-4116383
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1501 Yamato Road Boca Raton, Florida	33431
(Address of principal executive offices)	(Zip Code)

(561) 322-7235

(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	ADT	New York Stock Exchange

Indicate by check mark whether the Registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the Registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Amendment to Bylaws

On and effective as of July 22, 2020, and in connection with its annual governance review, the board of directors (the “Board”) of ADT Inc. (the “Company”) approved an amendment and restatement of the Company’s Amended and Restated Bylaws, dated as of January 23, 2019 (as amended, restated, supplemented or otherwise modified from time to time) (the “Bylaws”), to adopt certain technical updates to the Bylaws. Among others, the changes provide that:

(1)	the Company, not only the chair of a meeting, can postpone, adjourn, recess, reschedule or cancel any previously scheduled stockholder meeting;
(2)	a stockholder can propose nominees for election up to the number of seats available, while the Board has the power to determine whether a nomination or proposal was procedurally compliant, and to reject the same if non-compliant;
(3)	stockholders (other than those party to the Stockholders Agreement) can deliver any document or information to the Company in writing only and by hand, courier, overnight delivery or similar means, as opposed to via electronic transmission;
(4)	a unanimous consent of the Board (or any committee of the Board) may be filed with the Company’s minutes after an action is taken and to clarify that a director may provide his or her consent by an e-mail delivered to the Secretary of the Company;
(5)	if a meeting of stockholders is adjourned, the original record dates for notice of and to vote at such meeting shall apply to the adjourned meeting. In the event, however, that the Board sets a new voting record date, it must also set a new record date for notice that is on or before such new record date for voting; and
(6)	stockholders may amend the Bylaws by written consent, not only during an annual or special meeting..

The foregoing summary is qualified in its entirety by reference to the Bylaws, as amended, which is filed as Exhibit 3.1 to this Current Report on Form 8-K and incorporated by reference herein.

Item 5.05. Amendments to the Registrant’s Code of Ethics, or Waiver of a Provision of the Code of Ethics.

On July 22, 2020, the Audit Committee of the Board approved an amendment to the Company’s Code of Conduct (the “Code of Conduct”) to modify the Conflicts of Interest, Gift and Entertainment Policy (the “COI Policy”) thereunder. The amended Code of Conduct does not result in any waiver with respect to any officer, director or employee of the Company from any provision of the Code of Conduct as in effect prior to the Board’s action to amend the Code of Conduct. The COI Policy was amended to remove certain prohibitions on the hiring of relatives.

 The amended Code of Conduct is available on the Governance section of the Company’s website at www.investor.adt.com. The foregoing summary of the amended Code of Conduct is subject to and qualified in its entirety by reference to the full text of the amended Code of Conduct. The other contents of the Company’s website are not incorporated by reference herein or made a part hereof for any purpose.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Document
3.1	Amended and Restated By-laws of ADT Inc., adopted on July 22, 2020.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: July 23, 2020	ADT Inc.

	By:	/s/ Jeffrey Likosar
Jeffrey Likosar
Executive Vice President, Chief Financial Officer and Treasurer